UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 1, 2006

TEDA TRAVEL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Suite 2102 Chinachem Century Tower, 178 Gloucester Road,		94065
Wanchai, Hong Kong
(Address of Principal Executive Offices)		(Zip Code)

(852) 2833-2186
Registrant's Telephone Number, Including Area Code

_________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement

The Registrant had reported in its Current Report on Form 8-K dated January 14, 2005 that it had caused Teda Hotel Management Company Limited, a wholly owned subsidiary of the Registrant, to sign a definitive agreement to purchase 55% of the outstanding registered capital of Shanghai Bowking Hotel Management Co. Ltd. (“Bowking”), a domestic company registered in the People’s Republic of China. The purchase price was approximately US$242,200, of which US$121,100 payable in cash and the remaining US$121,100 payable in the restricted common stock of the Registrant.

This transaction has been rescinded on May 30, 2006 as Bowking’s hotel management contract failed to materialize as scheduled. Hence, this acquisition has not passed the Registrant’s due diligence clearance.

Only 19,370 shares were issued as consideration but no cash has ever been paid. The share certificate has now been sent to Registrant’s transfer agent for cancellation. There were no termination penalties for either party.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements

None

Exhibit Number	Description

2.1	Definitive Sale & Purchase Agreement between Teda Hotel Management Company Limited and Shanghai Bowking Hotel Management Co. Ltd. is incorporated by reference from Registrant’s Form 8-K filed with the Security and Exchange Commission dated January 14, 2005.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

TEDA TRAVEL GROUP, INC.

Date: June 1, 2006	By:	/s/ Godfrey Chin Tong Hui
Godfrey Chin Tong Hui
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Definitive Sale & Purchase Agreement between Teda Hotel Management Company Limited and Shanghai Bowking Hotel Management Co. Ltd. is incorporated by reference from Registrant’s Form 8-K filed with the Security and Exchange Commission dated January 14, 2005.